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                                                                   Exhibit 11(b)

                            Blue Wave Systems Inc.

                    Computation of Per Share Income (Loss)
                   (in thousands, except per share amounts)

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
                                                                                          Six Months Ended
                                                                                             December 31,
                                                                                         1998          1997
                                                                                      ----------    ----------
Basic Income (Loss) Per Share:
  Net income (loss) applicable to common stock                                        $     (741)   $     (724)
                                                                                      ==========    ==========

  Weighted average shares outstanding                                                     13,021        10,479

Basic income (loss) per share                                                         $    (0.06)   $    (0.07)
                                                                                      ==========    ==========


Diluted Income (Loss) Per Share:
  Weighted average shares outstanding                                                     13,021        10,479

  Effect of common stock equivalents:
     Options granted                                                                         N/A           N/A
     Weighted average exercised options outstanding for portion of period,
        net of equivalent shares purchased at average fair market value                      N/A           N/A
     Effect of using option proceeds to repurchase common stock at
        average fair market value                                                            N/A           N/A
                                                                                      ----------    ----------
             Total common stock equivalents                                                    -             -
                                                                                      ----------    ----------
                                                                                          13,021        10,479
                                                                                      ----------    ----------

Diluted income (loss) per share                                                       $    (0.06)   $    (0.07)
                                                                                      ==========    ==========
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